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                                                           EXHIBIT 10.46

         THIRD AMENDMENT AND EXTENSION OF AGREEMENT OF LEASE

     THIS THIRD AMENDMENT AND EXTENSION OF AGREEMENT OF LEASE, dated as of March 26, 1997, by and between RTC PROPERTIES, INC., A NEW YORK CORPORATION, with offices at 100 Central Avenue, South Kearny, New Jersey 07032, (herein called "Lessor"), and MERCER PRODUCTS CO., INC., A NEW YORK CORPORATION, with offices at Building 10, Hackensack Avenue, South Kearny, New Jersey 07032, (herein called "Lessee").

                            WITNESSETH:

     WHEREAS, Lessor and Lessee entered into an Agreement of Lease dated as of December 1, 1988, covering premises known as Building 10, Hackensack Avenue, South Kearny, New Jersey, also known as Lot 20 in Block 294 on the current Tax Map of the Town of Kearny. The land and building are a part of an industrial park (the "Facility"), known and designated as Lots 20, 12, 13 and 14 in Block 294 on the said current Tax Map;

     WHEREAS, Lessor and Lessee entered into an Extension and First Amendment of Lease dated as of January 13, 1994, extending the term "Expiration Date" from April 30, 1994 to April 30, 1995;

     WHEREAS, Lessor and Lessee entered into an Extension and Second Amendment of Agreement of Lease dated as of January 23, 1995, extending the "Expiration Date" from April 30, 1995 to April 30, 1997;

     WHEREAS, Lessor and Lessee desire to extend the term of the Lease for three (3) years, from April 30, 1997 to April 30, 2000;


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     WHEREAS, Lessor and Lessee further desire to add 10,000 square feet of contiguous space to the Premises covered by the said Agreement of Lease and First and Second Amendments of Agreement of Lease;

     WHEREAS, Lessor and Lessee have agreed to other terms and conditions as set forth herein;

     WHEREAS, Lessor and Lessee desire to let said Agreement of Lease dated as of December 1, 1988, said Extension and First Amendment of Agreement of Lease dated as of January 13, 1994, and Extension and Second Amendment of Agreement of Lease dated as of January 23, 1995, remain in full force and effect as to all terms and conditions contained therein and to the original Premises known as Building 10B and the additional 10,000 square feet of contiguous space;

     NOW, THEREFORE, Lessor and Lessee do hereby extend and amend the Agreement of Lease as follows:

     1. PREMISES. Lessor is the owner of the land and building which is part of an industrial park known and designated as Lots 12 and 20 in Block 294 on the Tax Map of the leases to Lessee and Lessee leases from Lessor for the term, at the rental and upon all of the conditions set forth in said Agreement of Lease dated as of December 1, 1988, Extension and First Amendment of Agreement Lease dated as of January 13, 1994, and Extension and Second Amendment of Agreement of Lease dated as of January 23, 1995, and as set forth in this said Third Amendment and Extension of Agreement of Lease, a portion of the land and the Building known as 10B (15,000

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square feet) and an additional 10,000 square feet of contiguous space, for a total of 25,000 square feet, together with the building equipment attached or appurtenant thereto, located thereon and used solely in connection with the operation and maintenance thereof.

     2. ARTICLE FIRST -- DEMISE AND TERM OF DEMISE. The term of this Third Amendment and Extension of Agreement of Lease for the premises (Building 10B -15,000 square feet and 10,000 square feet of contiguous space, for a total of 25,000 square feet) shall commence on a date sixty (60) days from the date of the execution of this Third Amendment and Extension of Agreement of Lease, andexpire on April 30, 2000, unless sooner terminated pursuant to the provisions of the above-mentioned said Agreements.

     3. ARTICLE SECOND -- RENT. Lessee shall pay to Lessor rent for the promises (Building 10B -- 15,000 square feet and 10,000 square feet of contiguous space for a total of 25,000 square feet), during the term, over and above the other and additional payments to be made by Lessee, as hereinafter provided, or as provided in the Agreement of Lease dated as of December 1, 1988 or the Extensions and Amendments of Agreements of Lease mentioned above, and without any offset or deduction, of ONE HUNDRED FIFTY-FOUR THOUSAND DOLLARS ($154,000.00) per annum, NET (based upon a rate of $6.16 per square foot per annum NET), payable on the first day of each and every month during the term. Rent for any period during the term hereof which is for less than


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one (1) month shall be a pro rata portion of the monthly installment.
Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

     4. ARTICLE THIRD -- TAXES AND ESCALATION RENT. In accordance with the provisions of Article Third of the Agreement of Lease dated as of December 1, 1988, Lessee shall, as additional rent, pay all charges set forth thereunder subject to a calculation as set forth in Article Third, but substituting the square footage of Building 10B -- 15,000 square feet and 10,000 additional continuous square feet, for a total of 25,000 square feet, for the square footage set forth in said original Agreement of Lease. In addition, the Proportional Land Impositions shall likewise be adjusted substituting as numerator the number of square feet of land under the Premises (Building 10B and the additional 10,000 contiguous square feet) and the number of square feet of land constituting the parking lot, and the denominator being the total number of square feet of land comprising the Land. All other terms and conditions of Article Third shall remain in full force and effect.

     5. ARTICLE FOURTH -- USE OF PREMISES. Lessee shall have the right to use the Premises (Building 10B and the additional 10,000 contiguous square feet) for warehousing, distribution and office use incidental thereto, and for no other purpose, as set forth in Article Fourth of the Agreement of Lease mentioned


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above.

     6. ARTICLE THIRTY-SECOND -- SECURITY DEPOSIT. Lessee has deposited with Lessor a sum pursuant to said Agreement of Lease dated as of December 1, 1988. Said sum shall remain deposited with regard to this Third Amendment and Extension of Lease. All other terms and conditions of Article Thirty-Second of said Agreement of Lease shall remain in full force and effect.

     7. ARTICLE THIRTY-FOURTH -- RENEWAL TERM. Lessor and Lessee agree that there shall be no further right to extend the term of this Lease beyond the date set forth herein, namely April 30, 2000.

     8. WORK LETTER. Lessor agrees at Lessor's expense to do the following work at said Premises:

          (a) construct a new demising wall between Units 10C and 10B;

          (b) create an 8' x 10' opening in the said demising wall.

     9. Except as set forth herein, and as amended and extended by this Third Amendment and Extension of Agreement of Lease, the terms and conditions of the Agreement of Lease dated as of December 1, 1988, the Extension and First Amendment of Agreement of Lease dated as of January 13, 1994, and the Extension and Second Amendment of Agreement of Lease dated as of January 23, 1995, shall continue in full force and effect.

     IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Third Amendment and Extension of Lease as of the day and


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year first above written.

                                           RTC PROPERTIES, INC.

                                       By:
                                           --------------------------

WITNESS:

-------------------------

                                           MERCER PRODUCTS CO., INC.

                                       By: /s/ J.J. Kaziow
                                           ---------------------------
                                           J.J. Kaziow
                                           PRESIDENT
WITNESS:
/s/ [ILLEGIBLE]
---------------------------


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